Exhibit 10.12

AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT, dated as of February 22, 2013 (this "Amendment"), is among FAAC INCORPORATED, a Michigan corporation, ("Borrower"), AROTECH CORPORATION, a Delaware corporation, ("Parent") and FIFTH THIRD BANK, an Ohio banking corporation (the "Lender").

RECITALS

A.           The Borrower, the Parent and the Lender are parties to a Credit Agreement, dated as of April 30, 2012 (as now and hereafter amended, the "Credit Agreement”).

B.           The Borrower desires to amend the Credit Agreement to, among other things, increase the amount available under the Revolving Commitment and extend the Termination Date and the Lender is willing to do so strictly in accordance with the terms hereof.

TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE 1.
AMENDMENT TO CREDIT AGREEMENT

Upon fulfillment of the conditions set forth in Article 3 hereof, the Credit Agreement shall be amended as follows:

1.1 The definition of “Borrowing Base” in Section 1.1 is amended and restated in its entirety to read as follows:

"Borrowing Base" means, as of the relevant date of determination, the sum of:  (a) up to 80% of the net amount of Eligible Billed Accounts (i.e., less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed), plus (b) 50% of the net amount of Eligible Unbilled Accounts, plus (c) 40% of the net amount of Eligible Inventory valued at the lower of fair market value or cost based on FIFO, plus, (d) until December 31, 2013, $1,250,000, provided, that, (i) Loans made in reliance on this clause (d) may not be outstanding for more than 45 consecutive days, and (ii) there may not be any Loans outstanding in reliance on this clause (d) for not less than 30 consecutive days during the period from February 22, 2013 through and including December 31, 2013, less (e) all then Borrowing Base Reserves; provided, however, that the portion of the Borrowing Base attributable to Eligible Unbilled Accounts shall not exceed $4,500,000 at any time, and provided, further, that the portion of the Borrowing Base attributable to Eligible Inventory shall not exceed $2,500,000 at any time.

1.2 The definition of “Revolving Commitment” in Section 1.1 is amended and restated in its entirety to read as follows:

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"Revolving Commitment" means $15,000,000.

1.3 The definition of “Termination Date” in Section 1.1 is amended and restated in its entirety to read as follows:

"Termination Date" means the earlier of (a) May 31, 2015 and (b) the date upon which the entire outstanding balance under the Revolving Note shall become due pursuant to the provisions hereof (whether as a result of acceleration by Lender or otherwise).

1.4 Section 2.7 is amended to delete the reference therein to “0.25%” in clause (ii) and to insert “0.35%” in place thereof.

1.5 Section 4.3 is amended to delete each reference in sub-sections 4.3(g) and 4.3(h) to “no later than the 20th day after the end of each calendar month” and to insert “no later than the 30th day after the end of each calendar month” in place thereof.

1.6 The form of Revolving Note attached to the Credit Agreement as Exhibit 2.1 is replaced with the form of Revolving Note attached to this Amendment as Exhibit 2.1 (the “New Revolving Note”).

ARTICLE 2.
REPRESENTATIONS

Each of the Parent and the Borrower represents and warrants to the Lender that:

2.1 The execution, delivery and performance of this Amendment and the New Revolving Note are within its powers, have been duly authorized and are not in contravention with any law, of the terms of its Articles of Incorporation or bylaws, or any undertaking to which it is a party or by which it is bound.

2.2 This Amendment is the legal, valid and binding obligation of the Parent and the Borrower enforceable against each of them in accordance with the terms hereof.  When executed and delivered, the New Revolving Note will be the legal, valid and binding obligation of the Borrower enforceable against it in accordance with the terms thereof.

2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Section 3 of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

2.4 No Event of Default or any event or condition which might become an Event of Default with notice or lapse of time, or both, exists or has occurred and is continuing on the date hereof.

ARTICLE 3.
CONDITIONS OF EFFECTIVENESS

This Amendment shall not become effective until each of the following has been satisfied:

3.1 This Amendment shall be signed by the Borrower, the Parent and the Lender.

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3.2 The Borrower shall have executed and delivered the New Revolving Note to the Lender.

3.3 The Guarantors shall have executed the Consent and Agreement attached hereto.

3.4 The Borrower shall have paid a note processing fee in the amount of $5,000.00.

3.5 The Parent, the Borrower and the Guarantors shall have delivered or caused to be delivered to the Lender such other documents and instruments as the Lender may reasonably request in connection herewith.

ARTICLE 4.
MISCELLANEOUS

5.1 References in the Credit Agreement, the Notes, or in any certificate, instrument or other document to the "Credit Agreement" shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

5.2 The Borrower agrees to pay and to save the Lender harmless for the payment of all reasonable costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Lender in connection with preparing this Amendment and the related documents.

5.3 Except as expressly amended hereby, each of the Parent and the Borrower agrees that the Credit Agreement, the Notes and all other documents and agreements executed by the Parent or the Borrower in connection with the Credit Agreement in favor of the Lender are ratified and confirmed and shall remain in full force and effect and each of the Parent and the Borrower agrees that it has no set off, counterclaim or defense with respect to any of the foregoing.  Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

5.4 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of February 22, 2013.

BORROWER:

FAAC INCORPORATED

By: /s/ Thomas J. Paup

Print Name:  Thomas J. Paup

Title:  Treasurer

PARENT:

AROTECH CORPORATION

By: /s/ Thomas J. Paup

Print Name: Thomas J. Paup

Title:  Vice-President-Finance and Chief Financial Officer

LENDER:

FIFTH THIRD BANK

By: /s/ Thomas J. Randall

Print Name:  Thomas J. Randall

Title:  Vice President

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CONSENT AND AGREEMENT

As of the date and year first above written, each of the undersigned hereby:

(a) fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated hereby and agrees to all terms and provisions of the above Amendment applicable to it;

(b) agrees that each Guaranty and all other agreements executed by any of the undersigned in connection with the Loan Agreement or otherwise in favor of the Lender (collectively, the "Security Documents") are hereby ratified and confirmed and shall remain in full force and effect and each of the undersigned acknowledges that it has no setoff, counterclaim or defense with respect to any Security Document; and

(c) acknowledges that its consent and agreement hereto is a condition to the Lender's obligation under this Amendment and it is in its interest and to its financial benefit to execute this consent and agreement.

AROTECH CORPORATION

By: /s/ Thomas J. Paup
Name:  Thomas J. Paup
Title:    Vice President – Finance and
             Chief Financial Officer

ELECTRIC FUEL BATTERY CORPORATION

By: /s/ Thomas J. Paup
Name:  Thomas J. Paup
Title:    Treasurer

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EXHIBIT 2.1

REVOLVING NOTE

$15,000,000.00

Termination Date: May 31, 2015	Dated Effective: February 22, 2013

FOR VALUE RECEIVED, the undersigned, FAAC Incorporated, a Michigan corporation (the “Borrower”) promises to pay to the order of Fifth Third Bank, an Ohio banking corporation (“Lender”), at 1000 Town Center, Suite 1500, Southfield, Michigan 48075, or at such other place as the Lender may designate in writing, the principal sum of $15,000,000, plus interest as hereinafter provided on all amounts outstanding hereunder, all in lawful money of the United States of America.

Interest Rate.  Principal amount(s) outstanding under this Note shall bear interest on a basis of a year of 360 days for the actual number of days amounts are outstanding hereunder at a rate per annum (the “Effective Interest Rate”) equal to LIBOR plus Three and Three-Quarters (3.75%) percentage points.  For purposes of the foregoing, the following shall apply:

A.           "LIBOR Rate" means the rate is the rate of interest fixed by the British Bankers’ Association at 11:00 a.m., London time, relating to quotations for the one month London Interbank Offered Rates on U.S. Dollar deposits as published by Bloomberg LP, or, if no longer provided by Bloomberg LP, such rate as shall be determined in good faith by the Lender from such sources as it shall determine to be comparable to Bloomberg LP (or any successor) as determined by Lender at approximately 10:00 a.m. Cincinnati, Ohio time on the relevant date of determination.  The Effective Interest Rate shall initially be determined as of the date of the initial advance of funds to the Borrower under this Note and shall be effective until the first Business Day of the month following the initial advance.  The Effective Interest Rate shall be adjusted automatically on the first Business Day of each month thereafter, commencing on the first Business Day of the month following the expiration of the initial Effective Interest Rate determination under this Note.  Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed.

B.           “Business Day” shall have the meaning set forth in the Credit Agreement hereinafter referenced.

C.           LIBOR Unavailability.  If the Lender determines in good faith (which determination shall be conclusive, absent manifest error) that (a) United States dollar deposits of sufficient amount and maturity for funding the loan evidenced by this Note are not available to the Lender in the London Interbank Eurodollar market in the ordinary course of business, or (b) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the LIBOR Rate, the Lender shall promptly notify the Borrower thereof.  Thereafter the principal amount outstanding under this Note shall bear interest at the Prime Rate plus 3.75 percentage points on such date or such earlier date as required by law.

D.           Regulatory Change.  In addition, if, after the date hereof, a Regulatory Change shall, in the reasonable determination of the Lender, make it unlawful for the Lender to make or maintain the loan evidenced by this Note at the LIBOR Rate, the Lender shall promptly notify the Borrower and the LIBOR Rate shall no longer be available hereunder.  Thereafter, the principal outstanding under this Note shall bear interest at the Prime Rate plus 3.75 percentage points on such date or such earlier date as required by law.

E.           Indemnity.  If any Regulatory Change (whether or not having the force of law) shall (a) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, the Lender; (b) subject the Lender or the loan evidenced by this Note to any tax, duty, charge, stamp tax or fee or change the basis of taxation of payments to the Lender of principal or interest due from the Borrower to the Lender hereunder (other than a change in the taxation of the overall net income of the Lender); or (c) impose on the Lender any other condition regarding the loan evidenced by this Note or the Lender’s funding thereof, and the Lender shall determine (which determination shall be conclusive, absent manifest error) that the result of the foregoing is to increase the cost to the Lender of making or maintaining the loan evidenced by this Note at the LIBOR Rate or to reduce the amount of principal or interest received by the Lender hereunder, then the Borrower shall pay to the Lender, on demand, such additional amounts as the Lender shall, from time to time, reasonably determine are necessary to compensate and indemnify the Lender for such increased cost or reduced amount.

Advances.  This Note is given as evidence of any and all indebtedness of the Borrower to the Lender arising as a result of advances or other credit which may be made under this Note from time to time.  The principal amount of indebtedness owing pursuant to this Note shall change from time to time, decreasing in an amount equal to any and all payments of principal made by the Borrower and increasing by an amount equal to any and all advances made by the Lender to the Borrower pursuant to the terms hereof.  The books and records of the Lender shall be conclusive evidence of the amount of principal and interest owing hereunder at anytime.  From time to time, the Lender shall furnish Borrower a statement of the amount of principal and interest owing or outstanding hereunder, which statement shall be deemed to be correct, accepted by, and binding upon Borrower, unless the Lender receives a written statement shall be deemed to be correct, accepted by, and binding upon Borrower, unless the Lender receives a written statement of exceptions from Borrower within ten (10) days after such statement has been furnished.

Payment.  Accrued interest shall be payable on the first Business Day of each month, beginning on March 1, 2013.  The principal balance and all accrued interest shall be due on the Termination Date.  All payments made hereunder shall be applied first against costs and expenses required to be paid hereunder, then against accrued interest to the extent thereof and the balance shall be applied against the outstanding principal amount hereof.  In addition, this Note may be subject to a Rate Management Transaction.

Rate Management Transaction.  If Borrower elects to enter into any Rate Management Transaction, then this Note is subject to such Rate Management Agreement and further evidences the Rate Management Obligations.

Prepayment.  This Note may be prepaid, in full or in part, without the payment of any prepayment fee or penalty.

Additional Definitions.  The following terms, as used in this Note, shall have the following meanings:

"Prime Rate" means the index rate established and designated by the Lender, in its sole discretion, to be its “prime rate” as the same may be changed from time to time and shall not refer to the actual rate of interest charged by the Lender to any particular borrower or borrowers.

“Rate Management Agreement” means any agreement, device or arrangement evidencing any Rate Management Transaction.

“Rate Management Obligation” means any and all obligations of Borrower to Lender or any of its affiliates, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with (i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy-backs, reversals, terminations or assignments or any Rate Management Agreement.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Borrower and Lender or any of its affiliates, which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures, or any other transaction which is governed by an ISDA Master Agreement, between the Borrower and the Lender or any of its affiliates.

“Regulatory Change” means the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Lender or its lending office.

Events of Default.  The Borrower, without notice or demand of any kind, except as provided for in the Credit Agreement hereinafter referenced, shall be in default under this Note if any Event of Default, as defined in the Credit Agreement hereinafter referenced, as the same may be amended from time to time, shall occur (“Event of Default”).

Remedies.  Upon the occurrence and during the continuance of any Event of Default, the Lender may, without notice, declare the entire unpaid and outstanding principal balance hereunder and all accrued interest, together with all other indebtedness of Borrower to the Lender, to be due and payable in full forthwith, without presentment, demand or notice of any kind, all of which are hereby expressly waived by Borrower, and thereupon the Lender shall have and may exercise anyone or more of the rights and remedies provided herein or in any loan agreement, mortgage, guaranty, security agreement or other document relating hereto.  The remedies provided for hereunder are cumulative to the remedies for collection of the amounts owing hereunder as provided by law or by any loan agreement, mortgage, guaranty, security agreement or other document relating hereto.  Nothing herein is intended, nor should it be construed, to preclude the Lender from pursuing any other remedy for the recovery of any other sum to which the Lender may be or become entitled for breach of the terms of this Note or any loan agreement, mortgage, guaranty, security agreement or other instrument relating hereto.

Costs of Collection.  Borrower agrees, in case of an Event of Default under the terms of this Note or under any loan agreement, security or other agreement executed in connection herewith, to pay all out-of-pocket costs of the Lender for collection of this Note and all other liabilities of Borrower to the Lender and enforcement of its rights hereunder, including reasonable attorney fees and legal expenses including participation in bankruptcy proceedings.

No Waiver of Default.  Acceptance by the Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default for so long as such entire amount shall remain unpaid.  During the occurrence and continuance of any Event of Default, neither the failure of the Lender promptly to exercise its right to declare the outstanding principal and accrued unpaid interest hereunder to be immediately due and payable, nor the failure of the Lender to demand strict performance of any other obligation of the Borrower or any other person who may be liable hereunder shall constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of the Borrower or any other person who may be liable hereunder.

Interest Rate Limited to Maximum Provided by Law.  Nothing herein contained, nor any transaction relating hereto, shall be construed or so operate as to require the Borrower to pay, or be charged, interest at a greater rate than the maximum allowed by the applicable law relating to this Note.  Should any interest, or other charges, charged, paid or payable by the Borrower in connection with this Note, or any other document delivered in connection herewith, result in the charging, compensation, payment or earning of interest in excess of the maximum allowed by applicable law, then any and all such excess shall be and the same is hereby waived by the holder, and any and all such excess paid shall be automatically credited against and in reduction of the principal due under this Note.  If the Lender shall reasonably determine that the interest rate (together with all other charges or payments related hereto that may be deemed interest) stipulated under this Note is, or may be, usurious or otherwise limited by law, the unpaid balance of this Note, with accrued interest at the highest rate permitted to be charged by stipulation in writing between the Lender and Borrower, at the option of the Lender, shall immediately become due and payable.

Waiver of Jury Trial.  BORROWER ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED.  BORROWER, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY AND FOR ITS BENEFIT WAIVES ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, DISPUTE, CONFLICT, OR CONTENTION, IF ANY, AS MAY ARISE UNDER THIS NOTE OR THE LOAN EVIDENCED BY THIS NOTE, AND AGREES THAT ANY LITIGATION BETWEEN THE PARTIES CONCERNING THIS NOTE OR THE LOAN EVIDENCED BY THIS NOTE SHALL BE HEARD BY A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY.

General.  Borrower and all endorsers and guarantors hereof, if any, hereby jointly and severally waive presentment for payment, demand, notice of non-payment, notice of protest or protest of this Note, diligence in collection or bringing suit, and hereby consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Lender with respect to payment or any other provisions of this Note, and to the release of any collateral or any part thereof, with or without substitution.  The liability of the Borrower shall be absolute and unconditional, without regard to the liability of any other party hereto.  This Note shall be deemed to have been executed in, and all rights and obligations hereunder shall be governed by, the laws of the State of Michigan.

Other Documents.  This Note has been executed pursuant to, or is secured or supported by a Credit Agreement executed by Borrower dated as of April 30, 2012 (as now and hereafter amended, modified, restated or refinanced from time to time, the “Credit Agreement”), the Loan Documents as therein defined, and all amendments, modifications, extensions and restatements thereof.  Reference is hereby made to the foregoing documents for additional terms relating to the transaction giving rise to this Note, the security or support given for this Note and additional terms and conditions under which this Note matures, may be accelerated or prepaid.

Replacement, Renewal and/or Extension. This Note is given in replacement, renewal and/or extension of, but not in extinguishment of the indebtedness evidenced by, that Revolving Note dated April 30, 2012 executed by the Borrower in the original principal amount of Ten Million and 00/100 Dollars ($10,000,000.00), including previous amendments, renewals or modifications thereof, if any (the "Prior Revolving Note").  All interest evidenced by the Prior Revolving Note shall continue to be due and payable until paid. The provisions of this Note are effective on the date that this Note has been executed by all of the signers and delivered to the Lender.

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Borrower:

FAAC Incorporated,
a Michigan corporation

By: /s/ Thomas J. Paup
Thomas J. Paup
Its: Treasurer